As filed with the Securities and Exchange Commission on August 9, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MBIA Inc.

(Exact name of registrant as specified in its charter)

Connecticut	06-1185706
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Manhattanville Road, Suite 301

Purchase, New York 10577

(914) 273-4545

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ram D. Wertheim, Esq.

General Counsel

MBIA Inc.

1 Manhattanville Road, Suite 301

Purchase, New York 10577

(914) 765-3945

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Slutzky, Esq.

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

(212) 909-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/Amount of registration fee (1)
Debt Securities
Common Stock, par value $1.00 per share
Preferred Stock, par value $1.00 per share
Depositary Shares (2)
Warrants (3)
Stock Purchase Contracts (4)
Stock Purchase Units (5)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee. This registration statement also registers, where required, an indeterminate amount of securities that may be reoffered and resold by affiliates of the registrant in market-making transactions.
(2)	Each depositary share registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event MBIA Inc. elects to offer to the public fractional interests in debt securities or shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and debt securities or shares of preferred stock, as the case may be, will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.
(3)	Representing rights to purchase debt securities, preferred stock or common stock. Warrants may be sold separately or with debt securities, preferred stock or common stock.
(4)	Representing rights to purchase preferred stock, common stock or other property.
(5)	Representing ownership of stock purchase contracts and senior or subordinated debt securities or debt obligations of third parties, including U.S. Treasury securities.

PROSPECTUS

MBIA Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common or preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol “MBI.”

We will provide specific terms of any securities we are offering in a supplement to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2016

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we are registering an indeterminate amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In addition, we may provide you with a free-writing prospectus related to such offering and file that free-writing prospectus with the SEC (a “Company free-writing prospectus”). The applicable prospectus supplement and any related Company free-writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or Company free-writing prospectus, you should rely on the information in the applicable prospectus supplement or Company free-writing prospectus. You should carefully read both this prospectus, any prospectus supplement and any related Company free-writing prospectus together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We are responsible only for the information contained in this prospectus, the applicable prospectus supplement, those documents incorporated by reference herein and therein and any related Company free-writing prospectus. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may give you. None of this prospectus, any prospectus supplement or a related Company free-writing prospectus constitutes an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any related Company free-writing prospectus is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any prospectus supplement or any related Company free-writing prospectus nor any distribution of securities pursuant to this prospectus or any prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or such prospectus supplement or in our affairs since the date of this prospectus, such prospectus supplement or any related Company free-writing prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “MBIA,” the “Company,” “we,” “us,” or “our” refer to MBIA Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical or current facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “intend,” “will likely result,” “looking forward,” or “will continue” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of their respective dates.

Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC. In evaluating the forward-looking statements, potential investors and other readers are urged to consider carefully the factors discussed under the caption “Risk Factors” in an applicable prospectus supplement and in Item 1A of our most recent annual report on Form 10-K as well as any additional risk factors included in our quarterly reports since the date of the most recent annual report on Form 10-K. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

This prospectus also includes statements of the opinion and belief of MBIA management which may be forward-looking statements subject to the preceding cautionary disclosure. Unless otherwise indicated herein, the basis for each statement of opinion or belief of MBIA management in this report is the relevant industry or subject matter experience and views of certain members of MBIA’s management. Accordingly, MBIA cautions readers not to place undue reliance on any such statements, because like all statements of opinion or belief they are not statements of fact and may prove to be incorrect. We undertake no obligation to publicly correct or update any statement of opinion or belief if the Company later becomes aware that such statement of opinion or belief was not or is not then accurate. In addition, readers are cautioned that each statement of opinion or belief may be further qualified by disclosures set forth elsewhere in this prospectus or in other disclosures by MBIA.

THE COMPANY

MBIA Inc., together with its consolidated subsidiaries, operates one of the largest financial guarantee insurance businesses in the industry. MBIA manages its business within three operating segments: 1) U.S. public finance insurance; 2) corporate; and 3) international and structured finance insurance. The Company’s U.S. public finance insurance business is primarily operated through National Public Finance Guarantee Corporation, our corporate segment is operated through MBIA Inc. and several of its subsidiaries, and our international and structured finance insurance business is primarily operated through MBIA Insurance Corporation and its subsidiaries.

Prior to 2015, MBIA managed two other operating segments, advisory services and conduit. The advisory services segment was primarily operated through Cutwater Holdings, LLC and its subsidiaries (“Cutwater”). Effective on January 1, 2015, the Company exited its advisory services business through the sale of Cutwater to a subsidiary of The Bank of New York Mellon Corporation.

MBIA Inc.’s executive office is located at 1 Manhattanville Road, Suite 301, Purchase, New York, 10577 and its telephone number is (914) 273-4545.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Years Ended December 31,					Six Months Ended
	2011	2012	2013	2014	2015	June 30, 2016
Ratio of earnings to fixed charges(1)
Ratio(2)	n/m	5.70	2.48	3.57	2.21	n/m
Coverage deficiency(3)	$(2,239)	$—	$—	$—	$—	$(156)

(1)	Since MBIA Inc. has not issued preferred stock, there is no difference between the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends.
(2)	Ratios of less than one-to-one are presented as “n/m” or not meaningful.
(3)	Represents additional earnings that would be necessary to result in a one-to-one ratio (dollars in millions).

We computed the ratio of earnings to fixed charges by dividing income from continuing operations before taxes plus fixed charges by the fixed charges. For the purposes of this ratio, fixed charges consist of interest expense incurred and one-third of rental payments, an amount deemed representative of the appropriate interest factor.

DESCRIPTION OF DEBT SECURITIES

General

We may offer to the public unsecured senior or subordinated debt securities directly or as part of a stock purchase unit. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the debt securities. We may also sell hybrid securities that combine certain features of the debt securities and other securities described in this prospectus.

We will issue the senior debt securities in one or more series under an indenture, which we refer to as the senior indenture, to be entered into between us and The Bank of New York Mellon, as trustee.

We will issue the subordinated debt securities in one or more series under an indenture, which we refer to as the subordinated indenture, to be entered into between us and The Bank of New York Mellon, as trustee. We refer to the senior indenture and the subordinated indenture together as the indentures.

The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures that we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the applicable indenture, and not this summary, which defines your rights as a holder of the debt securities of a particular series. There may be other provisions in the indentures that are also important to you. You should read the indentures for a full description of the terms of the debt securities.

In this description, we include references in parentheses to certain sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in any prospectus supplement, such sections or defined terms are incorporated by reference here or in the applicable prospectus supplement.

The indentures are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the indentures.

For the avoidance of doubt, in this “Description of Debt Securities,” references to “MBIA,” “we,” “us” and “our” or similar terms are only to MBIA Inc. and not its subsidiaries.

Ranking

The debt securities will be unsecured obligations. The senior debt securities will rank equal in right of payment with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right or payment to all of our senior debt.

Since we are a non-operating holding company, most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. In addition, the payment of dividends by our insurance company subsidiary, National Public Finance Guarantee Corporation, is limited under the applicable insurance laws and regulations of the State of New York.

Unless we state otherwise in the applicable prospectus supplement, the indentures would not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “—Subordination under the Subordinated Indenture” and the applicable prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities;

•	any limit upon the aggregate principal amount of the series;

•	maturity date(s) or the method of determining the maturity date(s);

•	interest rate(s) or the method of determining the interest rates(s);

•	dates on which interest will be payable and circumstances, if any, in which interest may be deferred;

•	dates from which interest will accrue and the method of determining those dates;

•	place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration of transfer or exchange;

•	place or places where notices and demands relating to the debt securities and the applicable indenture may be made;

•	redemption or early payment provisions;

•	sinking fund or similar provisions;

•	authorized denominations if other than denominations of $1,000 and integral multiples thereof;

•	currency, currencies or currency units, if other than U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated;

•	any additions, modifications or deletions in the events of default or covenants of MBIA Inc. specified in the applicable indenture;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any additions or changes to the applicable indenture necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities or the method of determining these amounts;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	whether a temporary global security will be issued and the terms upon which temporary debt securities may be exchanged for definitive debt securities;

•	identity of the depositary for global securities;

•	appointment of any paying agent(s);

•	the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash;

•	in the case of subordinated securities, any provisions regarding subordination; and

•	additional terms not inconsistent with the provisions of the applicable indenture.

(Section 301 of each indenture)

We may also issue debt securities under the indentures upon the exercise of warrants. See “Description of Warrants.”

Special Payment Terms of the Debt Securities

We may issue one or more series of debt securities at a discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe U.S. federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, U.S. federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.

Denominations, Registration and Transfer

Unless we state otherwise in the applicable prospectus supplement, we will issue the debt securities in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. (Section 302 of each indenture)

Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like aggregate principal amount and bearing the same interest rate. You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the indentures. We have appointed the trustee as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. (Section 305 of each indenture)

Redemption

Unless we state otherwise in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

We may, at our option and at any time, redeem any series of debt securities, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest up to but not including the redemption date. (Section 1101 of each indenture). Unless we state otherwise in the applicable prospectus supplement, we may redeem debt securities in part only in the amount of $1,000 or integral multiples of $1,000. (Section 1102 of each indenture)

We will mail notice of any redemption of your debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption. (Section 1105 of each indenture)

Consolidation, Merger and Sale of Assets

The indentures provide that, so long as any debt securities are outstanding, we may not consolidate with, or merge with or into, or convey, transfer or lease our assets substantially as an entirety to any other corporation, partnership, trust or limited liability company unless:

•	in the case of the subordinated indenture, MBIA is the surviving corporation in a merger or consolidation; or

•	the successor entity is an entity organized under the laws of the United States of America, any State of the United States of America or the District of Columbia that expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium and interest on the debt securities and all of our covenants under the applicable indenture;

•	immediately after the merger, consolidation, conveyance, transfer or lease we, or the successor entity, will not be in default in the performance of the covenants and conditions of the applicable indenture applicable to us; and

•	other conditions specified in the applicable indenture are met.

This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly-owned subsidiaries to us or to our other wholly-owned subsidiaries. Nor would this covenant apply to any recapitalization transaction, a change of control of MBIA Inc. or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety. (Section 801 of each indenture)

Events of Default

Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

•	default in the payment of any interest payable on any debt security of that series when due that continues for 30 days;

•	default in the payment of principal of or premium, if any, on any debt security of that series when due, either at maturity, upon the redemption or otherwise;

•	default in the performance, or breach, of any of the other covenants or agreements we made in respect of that series of debt securities that continues for 60 days after written notice has been provided in accordance with the procedures in the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default described in the applicable supplemental indenture under which the series of debt securities is issued. (Section 501 of each indenture)

In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding debt securities will become due and payable immediately, without further action or notice on the part of the holders of the debt securities or the trustee. If any other event of default under the indentures with respect to the outstanding debt securities occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of all of the debt securities of the affected series to be due and payable immediately (subject, in the case of an event of default under the subordinated indenture, to the subordination provisions applicable to that series of subordinated securities) by written notice thereof to us, and to the trustee if given by the holders. However, at any time after a declaration of acceleration with respect to the debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the affected series may rescind and annul such declaration and its consequences if we pay or deposit with the trustee all required payments of the principal of and interest on the debt securities, plus certain fees, expenses, disbursements and advances of the trustee and all events of default, other than the nonpayment of accelerated principal (or a specified portion of the principal) and interest, with respect to the debt securities have been cured or waived as provided in the indentures. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a particular series may waive any past default with respect to that series and its consequences, except a default in the payment of principal of or premium, if any, or interest on the debt securities or in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each affected debt security. (Sections 502 and 513 of each indenture)

The trustee is required to give notice to the holders of the debt securities within 90 days of a default under the indentures unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default with respect to the debt securities (except a default in the payment of the principal of or interest on the debt securities) if the directors or certain specified officers of the trustee consider that withholding notice is in the interest of the holders of the debt securities. (Section 602 of each indenture)

Each indenture provides that no holder of debt securities may institute any proceeding, judicial or otherwise, with respect to such indenture or for any remedy under such indenture, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the relevant series, as well as an offer of indemnity reasonably satisfactory to the trustee. This provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, premium, if any, and interest payable with respect to the debt securities at their respective due dates. (Sections 507 and 508 of each indenture)

Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the applicable indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to such indenture) at the request or direction of any holders of debt securities unless the trustee is offered security or indemnity satisfactory to the trustee against any fees, expenses or liabilities incurred in connection with the exercise of such rights or powers. Assuming this indemnification provision is met, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. (Sections 512 and 603 of each indenture)

On or before May 1 of each year, we must deliver to the trustee under each indenture a certificate, signed by two of several specified officers, stating whether or not, to the best knowledge of the signers thereof, we are in default of any of the conditions and covenants under the applicable indenture and, in the event of any default, specifying the nature and status of the default. (Section 1004 of each indenture)

Modification of the Indentures

We and the trustee under each indenture may, without the consent of the holders of debt securities, amend, waive or supplement such indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may materially adversely affect the interests of holders of any series of debt securities. We may also amend each indenture to maintain the qualification of such indenture under the Trust Indenture Act. (Section 901 of each indenture)

In addition, we and the trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of debt securities.

We and the trustee under each indenture may modify and amend such indenture with the consent of the holders of not less than a majority in aggregate principal amount of the series of debt securities issued under such indenture that will be affected by the amendment. However, no modification or amendment of an indenture may, without the consent of the holder of each outstanding debt security issued thereunder that will be affected:

•	change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security;

•	reduce the principal amount of, or the rate of interest on any outstanding debt securities or the premium, if any, payable upon the redemption thereof, or the amount of principal of an original issue discount security, that would be due and payable upon redemption of such security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any outstanding debt security;

•	change the place of payment or the currency in which the principal of or the interest on any outstanding debt security is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or with respect to any outstanding debt security on or after its stated maturity date or redemption date;

•	reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of the defaults or to reduce the quorum or voting requirements set forth in the applicable indenture;

•	modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected; or

•	in the case of the subordinated indenture, modify the subordination of the subordinated debt securities in a manner adverse to the holders.

(Section 902 of each indenture)

No consent by the holders of senior debt securities is needed for an amendment to the subordinated indenture, even if such amendment adversely affects the holders of senior debt securities.

Satisfaction and Discharge

Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we deposit or cause to be deposited with the trustee, money or United States government obligations or a combination thereof, as trust funds, in an amount to be sufficient to pay and discharge the entire indebtedness on the debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the applicable indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged such indenture. However, we will continue to be obligated to pay all other sums due under such indenture. (Section 401 of each indenture).

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “Limitation Upon Liens” and “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected with respect to any debt securities only if, among other things:

•	we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on the respective stated maturities, the principal of and interest on the outstanding debt securities of that series;

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of the debt securities will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance;

•	the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the execution of the applicable indenture, since that result would not occur under current tax law); and

•	no event of default with respect to such securities has occurred and is continuing.

(Article XII of the senior indenture and Article XIII of the subordinated indenture)

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt, as defined below under “—Subordination under the Subordinated Indenture,” and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global debt securities. We will appoint the depositary holding the global debt securities. Unless we otherwise indicate in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global debt securities in registered form and in either temporary or definitive form. Unless it is exchanged for definitive debt securities, a global debt security may not be transferred except:

•	by the depositary to its nominee;

•	by a nominee of the depositary to the depositary or another nominee; or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor. (Section 305 of each indenture)

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Debt Security

If we issue a global debt security, the depositary for the global debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the debt securities represented by the global debt security to the accounts of persons that have accounts with it. We refer to those persons as participants. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states may require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global debt security.

So long as the depositary or its nominee is the registered owner of a global debt security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture. Except as provided below, you:

•	will not be entitled to have registered in your name any of the debt securities represented by the global debt security;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the owner or holder of the debt securities under the applicable indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on global debt securities to the depositary that is the registered holder of the global debt security or its nominee. The depositary for the global debt securities and applicable participants will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium or interest payment, will immediately credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Definitive Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue definitive debt securities in exchange for the global debt security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the particular series of debt securities, determine not to have any such debt securities represented by one or more global debt securities. If that occurs, we will issue definitive debt securities in exchange for the global debt security.

Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive definitive debt securities in exchange for your beneficial interest in a global debt security, subject to any limitations described in the prospectus supplement relating to the particular series of debt securities. In that instance, you will be entitled to physical delivery of definitive debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those definitive debt securities in denominations of $1,000 and integral multiples of $1,000. (Section 305 of each indenture)

Payment and Paying Agents

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate. We may at any time designate additional paying agents or rescind the designation of any paying agent. So long as any debt securities remain outstanding, we must maintain a paying agent in each place of payment for such debt securities. (Section 1002 of each indenture)

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the fifteenth day prior to the interest payment date, except in the case of defaulted interest. (Section 307 of each indenture)

Subject to applicable escheat laws, any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor. (Section 1003 of each indenture)

Conversion or Exchange

Each indenture permits us to issue debt securities that we may convert or exchange into common stock or other securities. We will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option, as specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.

Subordination under the Subordinated Indenture

Unless we state otherwise in an applicable prospectus supplement, in the subordinated indenture we have agreed, and holders of subordinated debt will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt, to the extent provided in the subordinated indenture. (Section 1201 of the subordinated indenture)

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities. (Section 1202 of the subordinated indenture)

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities. (Section 1203 of the subordinated indenture)

We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities if:

•	a default in any payment on senior debt then exists;

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists; or

•	any judicial proceeding is pending in connection with a default on any senior debt.

(Section 1204 of the subordinated indenture)

When we use the term “debt” we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed;

•	every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or businesses if payable in full within 90 days from the date such debt was created;

•	every capital lease obligation of that person;

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party; and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

When we use the term “senior debt”, we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to MBIA Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of MBIA Inc. which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code was without recourse to MBIA Inc.;

•	any debt of MBIA Inc. to any of its subsidiaries;

•	any debt to any employee of MBIA Inc. or any of its subsidiaries;

•	any subordinated debt securities issued under the indenture dated as of June 29, 2007, between MBIA Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee;

•	any liability for taxes; or

•	any indebtedness or monetary obligations to trade creditors or assumed by MBIA Inc. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services.

We are a non-operating holding company, and most of our assets are owned by our subsidiaries. Accordingly, the debt securities will be effectively subordinated to all our existing and future liabilities. You should rely only on our assets for payments of interest and principal and premium, if any. In addition, the payment of dividends by our insurances company subsidiaries is limited under the applicable insurance laws and regulations of the State of New York.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any such change in the applicable prospectus supplement.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York. (Section 112 of each indenture)

Information Concerning the Trustee

The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it believes that it is not reasonably assured of repayment or adequate indemnity. (Section 601 of each indenture)

The trustee under each indenture acts as depositary for funds of, makes loans to, and/or performs other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material features of our capital stock. The summary is not complete and is qualified in its entirety by all of the provisions of our restated certificate of incorporation and our by-laws. Those documents are incorporated by reference as exhibits to the registration statement that includes this prospectus, and we encourage you to read them.

For the avoidance of doubt, in this “Description of Capital Stock,” references to “MBIA,” “we,” “us” and “our” or similar terms are only to MBIA Inc. and not its subsidiaries.

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. At the date of this prospectus no shares of preferred stock are outstanding. We do not currently have outstanding, and our restated certificate of incorporation does not authorize, any other classes of capital stock.

Common Stock

The holders of shares of our common stock have no preemptive, redemption or conversion rights. Subject to the preferential rights of any holders of any outstanding series of our preferred stock, each holder of common stock is entitled to receive dividends, if declared by our board of directors, out of funds that we can legally use to pay dividends. In the event of our liquidation, dissolution or winding-up, the holders of common stock will be entitled to share proportionately in the distribution of all of our assets remaining after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled. Each holder of common stock is entitled to one vote per share registered in that holder’s name on our books on all matters submitted to a vote of stockholders.

Our common stock is traded on the New York Stock Exchange under the symbol “MBI.” The transfer agent for our common stock is Wells Fargo Shareowner Services.

We will describe in the applicable prospectus supplement relating to an offering of common stock, terms relevant to the offering, including the number of shares offered, the initial offering price, market price and dividend information.

Preferred Stock

We will describe the particular terms of any series of preferred stock in the applicable prospectus supplement relating to that series. Our board of directors or a duly authorized committee of our board of directors will adopt a certificate of amendment fixing the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the preferred stock of each series. We will also describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock, in the applicable prospectus supplement relating to that series of preferred stock. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the applicable prospectus supplement. The description of the terms of a particular series of preferred stock that we will set forth in the applicable prospectus supplement will not be complete and will be qualified in its entirety by reference to the certificate of amendment relating to that series.

Provisions of Our Restated Certificate of Incorporation

Our restated certificate of incorporation requires the approval of at least a majority of the outstanding shares of common stock for the amendment of the provisions which describe the factors our board of directors may consider in evaluating proposed mergers, sales and other corporate transactions. Further, as an insurance holding company, we are subject to state insurance regulations that require prior approval of a change of control. For more information on these regulations, see “Business—Our Insurance Operations—Insurance Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2015, incorporated by reference in this prospectus and in the registration statement that contains this prospectus. These provisions and regulations may discourage attempts to obtain our control.

In our restated certificate of incorporation we have elected not to be subject to the provisions of Sections 33-374a through 33-374c of the Connecticut Stock Corporation Act (now Sections 33-840 through 33-842 of the Connecticut Business Corporation Act), which would have imposed stricter requirements for approval of some mergers, liquidations and other business transactions in which we may be involved.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement which we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement which are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed with the SEC as an exhibit to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a payment of interest or distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If we redeem a series of debt securities or preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Voting the Preferred Stock or Exercise of Rights under the Indentures

Upon receipt of notice of any meeting at which you, as a holder of interests in deposited preferred stock, are entitled to vote, or of any request for instructions or directions from you, as holder of deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder’s depositary shares or how to give instructions or directions with respect to the debt securities represented by that holder’s depository shares. The record date for the depositary shares will be the same date as the record date for the preferred stock or debt securities, as the case may be. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock, or to give instructions or directions with respect to the debt securities, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock or giving instructions or directions with respect to the debt securities, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, or a complete repayment or redemption of the debt securities and the distribution, repayment or redemption proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the relevant series of preferred stock or debt securities, as the case may be, and issuance of depositary receipts, all withdrawals of shares of the relevant series of preferred stock or debt securities, as the case may be, by you and any repayment or redemption of the relevant series of preferred stock or debt securities, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of the deposited debt securities or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the applicable prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrant holder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed with the SEC as exhibits to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•	the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants;

•	the securities, which may include preferred stock or common stock, for which you may exercise the warrants;

•	the aggregate number of the warrants;

•	the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	any other terms of the warrants and terms, procedures and limitations relating to your exercise of the warrants; and

•	the designation and terms of the common stock, preferred stock or other securities you may purchase upon exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the applicable prospectus supplement the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the applicable prospectus supplement at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining unexercised warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of shares of common stock or preferred stock, or other property, at a future date or dates. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and senior or subordinated debt securities or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions. We may sell the securities of or within any series:

•	to one or more underwriters for public offering and sale by them;

•	through agents or dealers; or

•	to investors directly.

We will name any agent or dealer involved in an offer and sale of the securities in the applicable prospectus supplement. If we sell the securities through an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time we reach an agreement for such sale, and the applicable prospectus supplement used by the underwriters to make resales of the securities will set forth:

•	the names of the managing underwriter or underwriters and of any other underwriters;

•	the respective amounts underwritten; and

•	the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any.

Moreover, unless we state otherwise in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

We may offer and sell the securities described in this prospectus:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to market prices prevailing at the time of sale; or

•	at negotiated prices.

We may also, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions described in any applicable prospectus supplement.

In connection with sales of the securities described in this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers for whom they may act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

We will describe in the applicable prospectus supplement, any underwriting compensation we may pay to underwriters or agents in connection with the offering of the securities described in this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in distributions of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they may receive and any profit they may realize on resales of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

If a dealer participates in the sale of the securities described in this prospectus, we will sell the securities to such dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We will state the name of the dealer and the terms of the transaction in the applicable prospectus supplement relating to that particular offering.

We may directly solicit offers to purchase the securities and we may make sales of the securities directly to institutional investors or others, who may be deemed to be underwriters under the Securities Act with respect to any resale of the securities. We will state the terms of any direct offers and sales in the applicable prospectus supplements.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents, dealers and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed delivery contracts will be entitled to receive.

We may or may not list the securities described in this prospectus on a national securities exchange or a foreign securities exchange. Some series of the securities will be new issues and will not have established trading markets. We cannot give any assurances that there will be a market for any of the securities.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, legality of the securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement. Such counsel may rely, as to matters of Connecticut law, upon the opinion of Day Pitney LLP, One Canterbury Green, Stamford, Connecticut 06901, Connecticut counsel for MBIA Inc.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available from the SEC’s web site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its web site.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and any information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in an applicable prospectus supplement will automatically update and supersede this information. We incorporate by reference the following documents (other than reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K) which we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Proxy Statement filed on March 22, 2016 for the 2016 Annual Meeting of Stockholders;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016; and

•	our Current Reports on Form 8-K filed on January 22, 2016 and August 8, 2016.

•	the description of MBIA’s capital stock set forth in MBIA’s registration statement filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act, and any amendment or report filed for the purpose of updating any such description.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K), from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than certain exhibits to those documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York, 10577, Attention: Ram D. Wertheim, Esq. (Telephone: (914) 765-3945).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration Fee		(1)
Trustee’s Fees and Expenses	$50,000
Printing Expenses	$60,000
Accountants’ Fees and Expenses	$50,000
Legal Fees and Expenses	$200,000
Rating Agencies’ Fees	$500,000
Miscellaneous	$50,000

Total	$910,000

(1)	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

Item 15.	Indemnification of Directors and Officers.

Sections 33-770 through 33-776 of the Business Corporation Act of the State of Connecticut provide that a corporation may indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him or her, including attorneys’ fees, for actions brought or threatened to be brought against him or her in his or her capacity as a director or officer, other than actions brought by or in the right of the corporation, when it is determined by certain disinterested parties that he or she acted in good faith in a manner he or she reasonably believed to be in the corporation’s best interest (or in the case of conduct not in his or her official capacity, at least not opposed to the best interests of the corporation). In any criminal action or proceeding, it also must be determined that the director or officer had no reasonable cause to believe that his or her conduct was unlawful. A director or officer must be indemnified when he or she is wholly successful on the merits or otherwise in the defense of a proceeding or in circumstances where a court determines that he or she is fairly and reasonably entitled to be indemnified. In connection with shareholder derivative suits, a director or officer may not be indemnified unless he or she is finally adjudged (a) to have met the relevant standard of conduct described above and (b) not to have received a financial benefit to which he or she was not entitled, whether or not he or she was acting in his or her official capacity.

MBIA Inc. has purchased insurance providing its officers and directors (and their heirs and other legal representatives) coverage against certain liabilities arising from any actual or alleged act, error, omission or breach of duty claimed against them solely by reason of their being such officers and directors, and providing coverage for MBIA Inc. against its obligation to provide indemnification as required by the above-described statute.

Item 16.	Exhibits.

A list of the Exhibits filed herewith is contained in the Index to Exhibits and is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, New York, on this 9th day of August, 2016.

MBIA INC.

By:	/s/ Joseph W. Brown
	Name:	Joseph W. Brown
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ram D. Wertheim and Michelle Houck, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 9, 2016.

Signature	Title

/s/ JOSEPH W. BROWN	Director and Chief Executive Officer
Joseph W. Brown	(Principal Executive Officer)

/s/ ANTHONY MCKIERNAN	Executive Vice President and Chief Financial Officer
Anthony McKiernan	(Principal Financial Officer)

/s/ DOUGLAS C. HAMILTON	Assistant Vice President and Controller
Douglas C. Hamilton	(Principal Accounting Officer)

/s/ CHARLES R. RINEHART	Chairman and Director
Charles R. Rinehart

/s/ MARYANN BRUCE	Director
Maryann Bruce

/s/ FRANCIS Y. CHIN	Director
Francis Y. Chin

/s/ KEITH D. CURRY	Director
Keith D. Curry

/s/ STEVEN J. GILBERT	Director
Steven J. Gilbert

/s/ LOIS A. SCOTT	Director
Lois A. Scott

/s/ THEODORE E. SHASTA	Director
Theodore E. Shasta

/s/ RICHARD C. VAUGHAN	Director
Richard C. Vaughan

INDEX TO EXHIBITS

Exhibit Number	Exhibit

1.1	Forms of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation, dated May 5, 2005 (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, and incorporated by reference herein).

3.2	By-Laws as amended as of July 14, 2009 (filed as Exhibit 3.1 to MBIA Inc.’s Current Report on Form 8-K filed on July 16, 2009, and incorporated by reference herein).

4.1	Specimen stock certificates representing shares of Common Stock (filed as Exhibit 4.1 to the Registration Statement on Form S-1, filed with the Commission on May 21, 1987 (Registration No. 33-14474), and incorporated by reference herein).

4.2	Form of Senior Indenture, to be entered into between MBIA Inc. and The Bank of New York Mellon, as trustee.†

4.3	Form of Subordinated Indenture, to be entered into between MBIA Inc. and The Bank of New York Mellon, as trustee.†

4.4	Form of Senior Debt Securities (included in Exhibit 4.2 hereto).

4.5	Form of Subordinated Debt Securities (included in Exhibit 4.3 hereto).

4.6	Form of Deposit Agreement.*

4.7	Form of Depositary Receipt.*

4.8	Form of Warrant Agreement, including form of Warrant.*

4.9	Form of Purchase Contract Agreement.*

4.10	Form of Pledge Agreement.*

5.1	Opinion of Debevoise & Plimpton LLP.†

5.2	Opinion of Day Pitney LLP.†

12.1	Computation of Ratio of Earnings to Fixed Charges.†

23.1	Consent of PricewaterhouseCoopers LLP.†

23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1 hereto).

23.3	Consent of Day Pitney LLP (included in Exhibit 5.2 hereto).

24.1	Powers of Attorney (included on signature page).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Senior Indenture.†

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Subordinated Indenture.†

*	To be filed by amendment or by a report on Form 8-K.
†	Filed herewith.